EXHIBIT 10.41

U.S. Department of Labor	Office of the Solicitor Washington, D C. 20210

October 10, 2007

Via Facsimile (949) 725-4100 and U.S. Mail

Robert J. Kane

John F. Canon

Stradling Yocca Carlson & Rauth

660 Newport Center Drive

Suite 1600

Newport Beach, CA 92660-6422

Re:	U.S. Department of Labor v. Entrade, Inc.,

OALJ Case No. 2007-RIS-00126; EBSA Case No 06-4107D

Dear Gentlemen:

We have reviewed your settlement proposal and justification, and agree to settle the matter referenced above. Complainant U.S. Department of Labor, Employee Benefits Security Administration (“EBSA”) accepts your $13,000 settlement offer.

By mutual agreement, payment by Entrade, Inc., in the amount of $13,000 will settle all claims that EBSA asserted against the company in the administrative matter referenced above. Enclosed for your review and signature is a stipulation and order for dismissal, which we will file with the administrative law court after EBSA receives your settlement payment.

Payment of the $13,000 settlement amount should be made payable to the “U.S. Department of Labor” and should include thereon this case reference number 06-4107D.

The payment should be remitted within ten days of the date of this letter to:

Regular U.S. Mail

U.S. Department of Labor

ERISA Civil Penalty

P.O. Box 70942

Charlotte, NC 28272-0942

If you desire to send payment by overnight service, please remit to the following address:

For overnight courier (i.e. FEDEX) the new address is:

U.S. Department of Labor

QLP Wholesale Lockbox – NC0810

Lockbox # 70942

1525 West WT Harris Blvd

Charlotte, NC 28262